Exhibit 3.3

CONVERTIBLE NOTE CERTIFICATE

ISSUE OF [Insert no] UNSECURED CONVERTIBLE NOTES OF AUS1.00 EACH (Notes)

THE CONVERTIBLE NOTE REPRESENTED BY THIS CERTIFICATE AND ANY SHARES TO BE DELIVERED UPON CONVERSION OF THE CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT (“REGULATION S”), IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT

Glucose Biosensor Systems (Greater China) Pty Ltd (the Company): Certificate Number [Insert Serial No of certificate]

THIS IS TO CERTIFY that [Name of Noteholder ](Noteholder) of [insert address] is the registered holder of [ insert amount of notes ] Convertible Notes at a face value of AUD1.00 each.

The Convertible Note confers on the Noteholder only the rights, power and privileges and will be subject to the terms and conditions as set out in the Subscription Documents for Non-US Persons and Subscription Agreement (Agreement) dated [Insert the date they signed USA subscription agreement].

Defined terms in this Convertible Note Certificate have the meaning ascribed in the Agreement.

Conversion Price:	Upon the closing of the IPO, the outstanding principal amount of the Notes shall automatically convert, upon reasonable procedures to be established by the Company, into Shares of Glucose Biosensor Systems (Greater China) Holdings, Inc., a Delaware corporation, at a 15% discount to the IPO price per share. The number of notes may be adjusted, merged or split to meet the conversion price.

Maturity Date:	31 December 2019

Interest Rate:	7% per annum

Executed by Glucose Biosensor Systems (Greater China) Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth)

Harry Simeonidis, Director	Jimena Hurtado, Director

Date:

GLUCOSE Biosensor Systems (Greater China) Pty Ltd.

GLUCOSE Biosensor Systems (Greater China) Holdings, Inc.

SUBSCRIPTION DOCUMENTS FOR NON-U.S. PERSONS

Convertible Notes (the “Notes”) of Glucose Biosensor Systems (Greater China) Pty Ltd., an Australian company (the “Company”), convertible at the election of the Company into shares (the “Shares”) of an affiliate of the Company intended to conduct a registered initial public offering in the U.S., including Glucose Biosensor Systems (Greater China) Holdings, Inc., a Delaware corporation (the “U.S. Company”). The Subscriber confirms and reaffirms that it agrees to subscribe and is subscribing for the Notes and the Shares as set forth herein.

The U.S. Company is a development stage company proposed to be a medical device company holding licensed rights to commercialize a novel “smart” biosensor salivary glucose monitoring system in the greater China region. The U.S. Company, which was formed on December 2, 2016, as a Delaware corporation with headquarters in New York City, has not yet been invested with assets or operations, which are in the planning stage. The U.S. Company is wholly-owned subsidiary of Life Science Biosensor Diagnostics Pty Ltd, which is an Australian company that owns the worldwide intellectual property rights to the biosensor platform from the University of Newcastle, Australia, and which will be responsible for the development of the biosensor platform as well as the glucose monitoring system and has licensed the saliva based glucose monitoring intellectual property rights to the Greater China region to the U.S. Company. There can be no assurances that the U.S. Company will be invested with assets or operations as proposed, consummate an IPO or achieve any specified operations or results.

Terms of Notes: The Notes and the Shares (collectively, the Securities”) shall have the following terms, in addition to such other terms as the issuer shall deem reasonable and not inconsistent with the following:

•	Issuer. Glucose Biosensor Systems (Greater China) Pty Ltd.
•	Maturity. The outstanding principal amount and accrued and unpaid interest shall be due and payable on December 31, 2019, if not earlier prepaid or converted as below.
•	Interest. Simple interest at seven (7%) percent per annum (on a 365 day basis) paid quarterly
•	Conversion on IPO. Upon the closing of the initial sale of shares of common stock of the U.S. Company to the public in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO”), the outstanding principal amount of the Notes shall automatically convert, upon reasonable procedures to be established by the Company, into Shares at a 15% discount to the IPO price per share.
•	Lock-up/Escrow. As required by U.S. law, rules, regulations and considerations, resale limitations apply for up to 12 months from the date of this offering and as is customary in the U.S., resale limitations will apply pursuant to contract for up to six from the IPO.
•	Regulation S. The Securities are being sold only outside the U.S. to non-U.S. persons in accordance with Regulation S under said Securities Act.
•	Voting. Prior to conversion, no holder of Securities shall have any voting or other rights appurtenant to the record or beneficial ownership of Shares

SUBSCRIPTION AGREEMENT

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL ONE YEAR AFTER THE CLOSING OF THE OFFERING, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN. NO HEDGING TRANSACTIONS CAN BE CONDUCTED WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY NON-U.S. PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Ladies/Gentlemen:

Reference is made to the Securities described in the preceding cover page. The Subscriber confirms and reaffirms that it agrees and has agreed to subscribe for the Securities subject to the Terms and Conditions set forth in the Application relating there and the terms hereof, which shall control in any conflict, all as set forth below:

1.	Subscription.

The undersigned hereby subscribes for the principal amount of Notes set forth on the signature page below at par. The undersigned is subscribing and has paid subscription monies to Glucose Biosensor Systems (Greater China) Pty Ltd., in the amount set forth on the signature page below as payment in full of the aggregate amount of the Notes hereby subscribed for, which amount will be applied upon the execution and delivery thereof.

2.	Subscriber’s Acknowledgements and Agreements.

2.1                No U.S. federal or state agency has made any finding or determination as to the fairness of the terms of this Offering. These securities have not been recommended or endorsed by any U.S. federal or state securities commission or regulatory agency.

2.2                The undersigned acknowledges and understands that (a) none of the Securities has been registered under the Securities Act or applicable U.S. state securities laws, (b) that the Securities are deemed to be “restricted securities” under the Securities Act and applicable U.S. state securities laws and (c) the purchase of the Securities is taking place in a transaction not involving a public offering or U.S. Persons.  Furthermore, the undersigned is aware and understands that any resale inconsistent with the Securities Act may create liability on the undersigned’s part and/or the part of the Company, and agrees not to assign, sell, pledge, hedge, transfer or otherwise dispose of or transfer any such Securities, unless registered under the Securities Act and applicable U.S. state securities laws, or an opinion is given by counsel satisfactory to the Company that such registration is not required.  The Company is also required to refuse to register any transfer of the Securities being sold hereunder not made in accordance with the provisions of Regulation S, pursuant to the Securities Act or pursuant to an available exemption from registration as contemplated above, and each and all Securities shall be in only certificated form bearing and fully subject to the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT (“REGULATION S”), IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.”

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2.3                The undersigned acknowledges and agrees that none of the Securities has been registered under the Securities Act, there can be no assurance that there will be any market for any of the Securities, and, as a result, the undersigned must be prepared to bear the economic risk of his, her or its investment for an indefinite period of time.

3.	Subscriber’s Representations and Warranties.

3.1                The undersigned hereby represents and warrants that it is not a U.S. person as defined under Rule 902 of Regulation S and the Securities (including any Shares into which the Notes are convertible), are being acquired for the undersigned’s own account (or a trust account if the undersigned is a trustee) for investment only and not with a view to sale or resale, distribution or fractionalization of the securities under applicable U.S. federal or state securities laws.  The undersigned is not acquiring such Securities for the account or benefit of any U.S. person and was not organized for the specific purpose of acquiring such securities.  The undersigned will not (i) resell or offer to resell the Securities, or any portion thereof, or (ii) engage in hedging transactions, in each case, except in accordance with the terms of this Agreement and in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act and otherwise in compliance with all applicable securities laws.  Furthermore, prior to engaging in any hedging transaction or any resale of the Securities, or any portion thereof, the undersigned shall provide the Company with an opinion of counsel acceptable to the Company in its sole discretion that any such proposed hedging or sale transaction is in compliance with the Securities Act or an exemption therefrom. The Company shall not be required to give effect to any attempted transaction not in strict compliance with the terms hereof.

3.2                The Company may only make offers to sell the Securities (including any Shares into which the Notes are convertible) to persons outside the United States in this offering and, if applicable, at the time any buy order is originated, the buyer is outside the United States.  The undersigned has not received an offer to purchase the Securities inside the United States and will not originate a buy order inside the United States.  The undersigned has not received, and is not aware of, any advertisement in a publication with a general circulation in the United States (as described in Rule 902 of Regulation S) that refers to the offering and sale of the Securities).

3.3                The undersigned’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and the undersigned’s investment in the Company will not cause such overall commitment to become excessive. The undersigned has adequate net worth and means of providing for current needs and personal contingencies to sustain a complete loss of the undersigned’s investment in the Company, and the undersigned has no need for liquidity in this investment.

3.4                The undersigned has substantial knowledge and experience in making investment decisions of this type and is capable of evaluating the merits and risks of this investment. The undersigned has had an opportunity to ask questions of and receive answers from representatives of the Company with respect to this offering. The Company has provided the undersigned with all documents requested and has provided answers to all of the undersigned’s questions relating to an investment in the Company.  In addition, the undersigned has had an opportunity to discuss this investment with representatives of the Company and to ask questions of them. The undersigned is acquiring the Securities and has been furnished with the Company’s Application relating to the Securities. The undersigned has not been furnished with any other prospectus or offering document.

3.5                If this Subscription Agreement is executed and delivered on behalf of a partnership, trust, corporation or other entity: the undersigned has been duly authorized to execute and deliver this Subscription Agreement and all other documents and instruments (if any) executed and delivered on behalf of such entity in connection with its purchase of Securities subscribed for. The undersigned has not been convicted, within the past ten years of any felony or misdemeanor (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the U.S. Securities and Exchange Commission (the “SEC”); or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

3.6                The undersigned is not subject to any order, judgment or decree of any court of competent jurisdiction that was entered within the past five years and currently restrains or enjoins you from engaging in any conduct or practice (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

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3.7                The undersigned is not subject to a Final Order (as defined below) of U.S. state regulators of securities, insurance, banking, savings associations or credit unions; U.S. banking agencies; the U.S. Futures Trading Commission; or the U.S. National Credit Union Administration that bars the undersigned from (i) associating with an entity regulated by any of the aforementioned regulators; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities; in any instance that constitutes a Final Order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years. For purposes hereof, the term “Final Order” means a written directive or declaratory statement issued by a U.S. federal or state agency described in Rule 506(d)(1)(iii) under the Securities Act of 1933 under applicable statutory authority that provides for notice and an opportunity for a hearing, which constitutes a final disposition or action by that agency.

3.8                The undersigned is not subject to any order of the SEC that currently (i) suspends or revokes its registration as a broker, dealer, municipal securities dealer or investment adviser; or (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock.

3.9                The undersigned is not subject to any order of the SEC that was entered within the past five years and currently orders the undersigned to cease and desist from committing or causing a future violation of (i) any scienter-based (intent-based) anti-fraud provision of the U.S. federal securities laws (including, for example, but not limited to): (A) Section 17(a)(1) of the Securities Act of 1933, (B) Section 10(b) of the Exchange Act and Rule 10b-5, and (C) Section 15 (c) (1) of the Securities Exchange Act); or (ii) Section 5 of the Securities Act that generally requires that securities be registered and prohibits the sale of unregistered securities.

3.10             The undersigned has not been suspended or expelled from membership in, or suspended or barred from association with a member of, a U.S. securities self-regulatory organization (“SRO”, such as a registered national securities exchange or a registered national or affiliated securities association, including FINRA) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

3.11             The undersigned has not filed (as a registrant or issuer), nor been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is currently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

3.12             The undersigned is not subject to a U.S. Postal Service (“USPS”) false representation order entered within the past five years and is not currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the USPS to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

3.13             The undersigned has checked the OFAC website at www.treas.gov/ofac before making the following representations:

(i) The undersigned represents that the amounts to be invested in the Company were not and are not directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws and regulations. U.S. federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.[1] In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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(ii) The undersigned hereby represents and warrants that, to the best of its knowledge: (A) it; (B) any person controlling or controlled by it; (C) if it is a privately held entity, any person having a beneficial interest in it; or (D) any person for whom it is acting as agent or nominee in connection with this investment is not a country, territory, individual or entity named on an OFAC list or a person or entity prohibited under the OFAC Programs.

(iii) The undersigned represents and warrants that, to the best of its knowledge, (A) it; (B) any person controlling or controlled by it; (C) if it is a privately held entity, any person having a beneficial interest in it; or (D) any person for whom it is acting as agent or nominee in connection with this investment is not a senior foreign political figure,[2] any immediate family member[3] or close associate of a senior foreign political figure[4] as such terms are defined in the footnotes below.

3.14             The Company and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned.  Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her/its suitability as a purchaser. The undersigned agrees that such representations and warranties shall survive the acceptance of the undersigned as a purchaser, and the undersigned indemnifies and agrees to hold harmless, the Company and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

3.15             All representations and warranties herein are true as of the date of this Subscription Agreement and shall be true as of the date the Company issues and sells any Securities to the undersigned. If such representations and warranties shall not be true in any respect prior to such date, the undersigned will give prompt written notice of such fact to the Company.

3.16             The undersigned represents that (i) the information contained herein is complete and accurate on the date hereof and may be relied upon by you, (ii) the undersigned will notify you immediately of any change in any such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he, she or it has read and understands the Subscription Agreement related hereto and (iii) the undersigned acknowledges that you may be required to publicly disclose the information provided herein and that he, she or it consents to such public disclosure.

4.	Miscellaneous.

4.1                Any dispute or difference with respect to any matter arising out of or in connection with this Agreement and the purchase of the securities shall first be submitted for arbitration to the American Arbitration Association. Any litigation arising hereunder shall be instituted only in New York, New York, USA. All parties agree that venue shall be proper in New York, New York, USA for all such legal or equitable proceedings.

4.2                The undersigned subscriber will cooperate and consult with the Company and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and governmental entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate this investment and to perform the obligations contemplated by this Agreement.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[3]	“Immediate family” of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.
[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

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SIGNATURE PAGE

Date:

Principal Amount of Notes Subscribed For:

Aggregate Purchase Price:

Capacity in which signed:

As (check one)

☐      Individual

☐      Existing Partnership

☐      Tenants in Common

☐      Joint Tenants

☐      Corporation

☐      Trust

Subscriber’s name and business

address (please type or print)

____________________________

____________________________

____________________________

___________________________

Name of Subscriber

___________________________

Signature of Subscriber

Subscriber’s mailing address

(if different than business address)

____________________________

____________________________

____________________________

Accepted:

Glucose Biosensor Systems (Greater China) PTY LTD.

By:	Date:

Title:

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